FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following number of votes were cast for the matters indicated.

1.    Election of Directors.

a.   For the election of eight Directors of TDS by the holders of Series A Common Shares and Preferred Shares:

Nominee	For	Withhold
LeRoy T. Carlson, Jr.	70,881,480	748,131
Letitia G. Carlson, M.D.	70,881,480	748,131
Prudence E. Carlson	70,881,480	748,131
Walter C.D. Carlson	70,881,480	748,131
Kenneth R. Meyers	70,881,480	748,131
Christopher D. O’Leary	70,881,480	748,131
Herbert S. Wander	70,881,480	748,131
David A. Wittwer	70,881,480	748,131

                Based on the above votes, each of the above nominees was elected as a director.

b.    For the election of four Directors of TDS by the holders of Common Shares:

Nominee	For	Withhold
Clarence A. Davis	73,511,545	883,983
George W. Off	67,054,733	7,340,795
Mitchell H. Saranow	73,503,318	892,210
Gary L. Sugarman	73,488,333	907,195
Philip T. Blazek	17,229,992	-
Walter M. Schenker	17,229,992	-

        Based on the above votes, each of the above nominees other than Philip T. Blazek and Walter M. Schenker was elected as a director.

2.  Proposal to Ratify the Selection of PricewaterhouseCoopers LLP as Independent Public Accountants for 2015.

For	Against	Abstain
121,778,109	981,654	11,947

        Based on the above votes, the above proposal was approved.

3.  Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in TDS’ Proxy Statement dated April 17, 2015 (commonly known as “Say-on-Pay”).

For	Against	Abstain
105,165,904	9,821,041	5,918,116

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	May 28, 2015

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 28, 2015